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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 30, 1996 (No. 333-00529) and July 17, 1996 (No. 333-08291) of Patriot Scientific Corporation of our report dated December 17, 1996, relating to the financial statements of Metacomp, Inc., which appears in the Current Report on Form 8-K/A Amendment No. 1 of Patriot Scientific Corp. dated December 26, 1996 (date of earliest event reported).


/s/  Harlan & Boettger
HARLAN & BOETTGER

San Diego, California
February 27, 1997